UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2015
Date of Report (Date of earliest event reported)

BALLROOM DANCE FITNESS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-138251	26-3994216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5280 North Ocean DR Suite 2-F Riviera Beach, Florida	33404
(Address of principal executive offices)	(Zip Code)

(954) 684-8288
Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINTIIVE AGREEMENT

The Board of Directors of Ballroom Dance Fitness Inc., a Florida corporation (the "Company") authorized the execution of that certain asset purchase agreement dated June 30, 2015 (the "Asset Purchase Agreement") between the Company and World Arena Rugby, Inc., which is a wholly-owned subsidiary of Zuma Beach Entertainment, Inc. ("World Arena Rugby"). World Arena Rugby is in the business of structuring and operating a sporting event, specifically in the sport known as rugby, and has created the concept to form a new rugby league with its live public presentations being played in an indoor arena primarily in the cities and/or states of Philadelphia, New York, New Jersey, Austin/Dallas and California (the "Production").

In accordance with the terms and provisions of the Asset Purchase Agreement, the Company acquired from World Arena Rugby all of its right, title and interest in the Production together with all intangible property and intellectual property related thereto (collectively, the "Assets"), free and clear of all mortgages, liens, security interests, encumbrances, claims and restrictions of any kind. With respect to the Assets, World Arena Rugby has all licenses required for the production and distribution of the Production, which licenses are in full force and effect. In consideration for acquisition of the Assets, the Company shall: (i) issue to World Arena Rugby an aggregate of 3,000,000 shares of its restricted common stock at a purchase price of $1.00 per share; and (ii) enter into an employment agreement with Mark Savoy and Aric Gastwirth, respectively.

In further accordance with the terms and provisions of the Asset Purchase Agreement, the Company acknowledged that World Arena Rugby desires to ensure the Production continue in its existence throughout and after the duration of the Asset Purchase Agreement. Therefore, in the event the Company should decide to discontinue with the Production for any reason, World Arena Rugby shall have the right to re-acquire the Production from the Company. If the Company decides to discontinue the Production within the first six months of the Asset Purchase Agreement, World Arena shall have the right to re-acquire the Production for the same consideration as initially paid by the Company. If the Company discontinues the Production after the initial six month period, World Arena Rugby shall then have the right of first refusal on any valid and confirmable offer received by the Company for the Production. In the event no valid offer has been received by the Company, World Arena Rugby shall have the right to re-acquire the Production for the same consideration as initially paid by the Company.

World Arena Rugby is a new American professional sports league pitting professional athletes in the no-holds-barred game of rugby. It showcases the toughest athletes in the world, battling it out for 52 minutes in a seven-a-side version of rugby, a sport that has been played for over 150 years. Competing on artificial turf within the confines of an indoor arena, world arena rugby games are a high scoring, on-the-fly alternative to traditional American sports leagues. It is a team oriented sport which is competitively played year round throughout the world.

In light of the acquisition by the Company of  World Arena Rugby, management of the Company intends to sell cities to investors and start a league in approximately 16 cities. It is anticipated that competition will start June 2016 commensurate with the 2016 Olympics, which has entered rugby as an official Olympic sport.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated June 30, 2015 between Ballroom Dance Fitness, Inc. and World Arena Rugby, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLROOM DANCE FITNESS INC.
DATE: July 9, 2015	/s/ William Forhan Name: William Forhan Title: CEO

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